SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       August 15, 1996



                             TELLABS, INC.
           (Exact name of registrant as specified in charter)


           Delaware              0-9692         36-3831568
(State or other jurisdiction  (Commission     (IRS employer
  of incorporation)           file number)    identification no.)


      4951 Indiana Avenue, Lisle, Illinois           60532
      (Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code     (708) 969-8800


                                  N/A
     (Former name or former address, if changed since last report)



















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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)   Previous independent accountants

(i) On August 15, 1996, Tellabs, Inc. ("the Company") dismissed Grant Thornton LLP as its independent accountants effective after the completion of the December 27, 1996, year end audit.

(ii) The reports of Grant Thornton LLP on the Company's consolidated financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The Company's Audit Committee approved the decision by management to change independent accountants.

(iv) In connection with the Company's audits for the two most recent fiscal years and through August 15, 1996, there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(v) During the two most recent fiscal years and through August 15, 1996, there have been no reportable events (as defined in Regulation S-K
Item 304 (a)(1)(v)).

(vi) The Company has requested that Grant Thornton LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 21, 1996 is filed as Exhibit 16 to this Form 8-K.

(b)   New independent accountants.

(i) On August 15, 1996, the Company engaged Ernst & Young LLP as its new independent accountants effective after the completion of the December 27, 1996, year end audit.

      During the two most recent fiscal years and through August 15, 1996, the Company has consulted with Ernst & Young LLP. Ernst & Young LLP and Grant Thornton LLP were consulted by the Company regarding a potential acquisition with a significant contingency. After research and consultations with the SEC staff Grant Thornton LLP concluded that the proposed transaction could not be accounted for as a pooling of interests. Ernst & Young LLP concurred with Grant Thornton LLP's position. The proposed transaction was never consummated.




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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

Exhibit 16     Letter re change in certifying accountants



                         SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              TELLABS, INC.





August 21, 1996                    \s\ Peter A. Guglielmi

                                   Chief Financial Officer























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